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                                                                      EXHIBIT 10

                 CONSENT ORDER, SETTLEMENT AGREEMENT AND RELEASE

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

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                                                  CIVIL ACTION NO. 00CIV3467(RO)

JAMES LLC,

                                   Plaintiff,

                                                  CONSENT ORDER

                  - against -

QUEST NET CORP.,

                                   Defendant.

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         THIS MATTER coming before the Court upon the consent of Plaintiff,
JAMES LLC. ("James"), by and through its counsel, Bondy & Schloss, LLP, and Defendant, QUEST NET CORP. ("Quest Net"), by and through its counsel, Robert Wayne Pearce, P.A.; and the parties to this Consent Order (the "Settling Parties") having reported a settlement of the claims asserted in the action; and having agreed to dismiss the claims asserted against each other in the action with each party bearing their own fees and costs; and this Court having conducted a hearing pursuant to 15 U.S.C. ss.77c(a)(10) and all parties having participated in that hearing; and for good cause shown,

         IT IS on this

         ORDERED as follows:

         1. The settlement agreement between the parties, attached hereto and made a part of this order, is procedurally and substantively fair to the security holders participating in the exchange under the requirements of 15 U.S.C. ss.77c(a)(10), and


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         2. The action is dismissed with prejudice and without costs to either party.

                                                              /s/ Richard Owen
                                                              ----------------
                                                               U.S.D.J.

CONSENT IS HEREBY GIVEN TO FORM, SUBSTANCE AND ENTRY OF THIS CONSENT ORDER:

Dated: October 3, 2000

BONDY & SCHLOSS LLP
Attorneys for Plaintiff,
JAMES LLC

By: /s/ Joel M. Wolosky
    -----------------------
    Joel M. Wolosky, Esq.


ROBERT WAYNE PEARCE, P.A.
Attorneys for Defendant,
QUEST NET CORP.

By: /s/ Robert Wayne Pearce
    ---------------------------
    Robert Wayne Pearce, Esq.

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                        SETTLEMENT AGREEMENT AND RELEASE

         THIS AGREEMENT is made by and among JAMES LLC ("James") and QUEST NET CORP. ("Quest Net").

                                   BACKGROUND

         WHEREAS, on or about May 27, 1999, James entered into a Securities Purchase Agreement and related agreements (the "Securities Agreement") with Quest Net, whereby James purchased $5,000,000 of the Common Stock of Quest Net; and

         WHEREAS, pursuant to the Securities Agreement, Quest Net issued to James 910,000 shares of Common Stock, which stock was to be registered with the Securities and Exchange Commission pursuant to the Securities Agreement and a Registration Rights Agreement dated as of May 27, 1999; and

         WHEREAS, Quest Net has not registered said 910,000 shares of Common Stock pursuant to the Securities Agreement and the Registration Rights Agreement, nor has Quest Net issued additional shares due to James; and

         WHEREAS, on or about May 5, 2000, James filed an action against Quest Net entitled JAMES LLC V. QUEST NET CORP., Civil Action No. 00 CIV 3467, United States District Court, Southern District of New York (the "Court"), whereby James asserted claims against Quest Net under the Securities Agreement and the Registration Rights Agreement; and

         WHEREAS, on or about June 30, 2000, Quest Net filed an Answer and Counterclaim to James' action; and

         WHEREAS, James and Quest Net desire to resolve, settle and compromise the claims that James has asserted against Quest Net, together with any other claims that exist between James and Quest Net which rises out of, or relates to, the purchase of the Common Stock by James under the Securities Agreement ("hereinafter referred to as the "Claim"),

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         With this background incorporated herein, the parties hereby agree to the following settlement:

                               TERMS OF SETTLEMENT

         1.1 SETTLEMENT PAYMENT. In settlement and in satisfaction of the obligations and claims of the parties, Quest Net will issue Twenty Five Million Nine Hundred Shares (25,900,000) shares of its Common Stock to James (the "Settlement Shares"), and a Note in the principal sum of Three Million Five Hundred Dollars ($3,500,000) maturing December 31, 2001 and bearing interest at the rate of eight percent (8%) per annum (the "Note). The Settlement Shares and the Note shall be issued as follows:

                  (a) Upon the entry of an order by the court in accordance with Paragraph 1.2 herein (the "Order"), and the delivery by James to Quest Net of a stipulation dismissing, with prejudice, the action pending in the United States District Court, Southern District of New York (Case No. 00 CIV. 3467) (the "Stipulation"), Quest Net shall deliver to James the Settlement Shares, free of restrictive legend or stop transfer order, and the Note.

         1.2 FAIRNESS HEARING. Upon the execution hereof, James and Quest Net agree, pursuant to 15 U.S.C.ss.77(a)(10), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and to exempt from registration the Twenty-Five Million Nine Hundred Thousand (25,900,000) shares of Common Stock of Quest Net to be delivered pursuant to Paragraph 1.1 herein. This Agreement shall only become binding upon the parties upon entry of an Order by the Court finding that the terms and conditions of the Agreement are fair to the parties and the delivery of the Settlement Shares and the Note. Upon entry of such an Order and the delivery of the Stipulation by James to Quest Net, Quest Net shall immediately deliver the Settlement Shares and the Note to James. Each party agrees to bear their own fees and expenses.

         1.3 LIABILITIES. Except as set forth in Schedule A, the Company has no liabilities or obligations of a financial nature (whether accrued, absolute, contingent or otherwise), which are material, individually or in the aggregate, and which, individually or in the aggregate, do not or would not have a material adverse effect on the Company.

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         1.4 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in
Schedule A, there are no lawsuits or proceedings pending or, to the best knowledge of the Company, threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a material adverse effect on the Company or which likely would have a material adverse effect on the transactions contemplated by this Agreement. Except as set forth in Schedule A, no judgment, order, writ, injunction or decree or award has been issued by or, to the best knowledge of the Company, requested of any court, arbitrator or governmental agency which likely would have a material adverse effect on the transactions contemplated by this Agreement.

         1.5 NECESSARY ACTION. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise complete or perfect the transactions contemplated hereby.

         1.6 RELEASES. Upon receipt of the Settlement Shares and the Note, for and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other and the parties covenant not to sue, directly or indirectly, the Released Parties for any claim or cause of action that is the subject of this Release.

         1.7 CONFIDENTIALITY. James shall hold, and shall cause its respective consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or

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by other requirements of law, all documents and information concerning the terms of this Agreement until such time that the terms of this Agreement have been disclosed publicly by Quest Net.

         1.8 CONDITIONS PRECEDENT. If Quest Net shall default in delivering the Settlement Shares to James, as required by Paragraph 1.1 herein, or if such Order shall not have been entered by the Court on or prior to October 31, 2000; then this Settlement Agreement and Release shall be null and void.

         1.9 BINDING EFFECT. The Settlement Documents shall be binding on all parties executing the Settlement Documents and their respective successors, assigns and heirs.

         1.10 AUTHORITY TO BIND. Each corporate party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary corporate action of the respective entity and that the person(s) executing this Agreement on its behalf and has the full capacity to bind that entity. Each party further represents and warrants that they have been represented by independent counsel of their choice in connection with the negotiation and execution of this Agreement and that counsel has reviewed and approved this Agreement.

         1.11 SIGNATURES. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date indicated.

                                                   JAMES LLC

                                                   By: Navigator Management Ltd.
                                                       Its Managing Director


                                                   QUEST NET CORP.

                                                   By: /s/ Charles Wainer
                                                       ----------------------
                                                       Its President

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